   As filed with the Securities and Exchange Commission on September 10, 1997


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) AUGUST 21, 1997


Commission File Number: 1-11954


                              VORNADO REALTY TRUST
             (Exact name of registrant as specified in its charter)


                 MARYLAND                                      22-1657560
(State or other jurisdiction of incorporation)              (I.R.S. Employer
                                                          Identification Number)


PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                  07663
    (Address of principal executive offices)                    (Zip Code)


                                  (201)587-1000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

            This form 8-K/A amends Vornado Realty Trust's Form 8-K previously filed on August 29, 1997 to include certain required financial statements and proforma financial information.


Item 1.     Not Applicable.

Item 2.     Acquisition or Disposition of Assets.


                        On August 21, 1997, Vornado Realty Trust, which owns
            90.4% and is the sole general partner of Vornado Realty L.P., entered into an agreement with the owners of 90 Park Avenue, pursuant to which Vornado restructured the mortgage, took title to the land and obtained a 43 year lease on the building under which Vornado will manage the building and receive the building's cash flow. As part of the restructuring, the amount of the debt was adjusted from the face value of $193,000,000 to Vornado's May 1997 acquisition cost of $185,000,000, the maturity date of the debt was extended to August 31, 2022 and the interest rate was set at 7.5%. Vornado purchased the land from the borrower for $8,000,000, which was further applied to reduce the debt to $177,000,000. The remaining investment will be reclassified as real estate.

                        90 Park Avenue is an 875,000 square foot office building
            in Manhattan.

                        These transactions were arrived at through arms-length
            negotiations and were consummated through a subsidiary of Vornado Realty L.P.

Items 3-4.  Not Applicable.

Item 5.     Other Events.

                        On August 22, 1997, Vornado Realty Trust entered into an
            Agreement and Plan of Merger (the "Merger Agreement") among Vornado, Arbor Property Trust ("Arbor") and Trees Acquisition Subsidiary, Inc., ("Merger Sub"), a wholly-owned subsidiary of Vornado, pursuant to which Arbor is to be merged with and into Merger Sub. Holders of Arbor common shares of beneficial interest ("Arbor Common Shares") are to receive 0.121905 common shares of beneficial interest of Vornado per Arbor Common Share or, at the election of the holder of Arbor Common Shares, 0.153846 Series A Convertible Preferred Shares of Vornado per Arbor Common Share. The Merger Agreement provides that simultaneously with the consummation of the merger, Vornado Realty Trust will cause the Green Acres Mall, which is currently indirectly wholly owned by Arbor, to be owned directly or indirectly by Vornado Realty L.P.

Item 6.     Not Applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

 (a) - (b)              There are filed herewith (a) the financial statements of
            Green Acres Mall and the Plaza at Green Acres ("Arbor") and the financial statements of 90 Park Avenue commencing on page 4 and (b) the Condensed Consolidated Pro forma Balance Sheet of Vornado Realty Trust as of June 30, 1997 and the Condensed Consolidated Pro forma Statement of Income of Vornado Realty Trust for the six months ended June 30, 1997 and the year ended December 31, 1996, commencing on page 14, prepared in connection with the restructuring of Vornado Realty Trust's real estate investment in 90 Park Avenue and its merger with Arbor Property Trust. The "Vornado/Mendik" column included in the pro forma statements of income for the year ended December 31, 1996 and the six months ended June 30, 1997 reflects the April 1997 acquisition of interests in all or a portion of seven Manhattan office buildings and a management company (the "Mendik Transaction") as if it had occurred on January 1, 1996. The pro forma financial information relating to this transaction was previously filed with the Securities and Exchange Commission.


   (c)      Exhibits. - None

Item 8.     Not Applicable.

(a)         Financial statements                                          Page
                                                                       Reference
                                                                       ---------
            Green Acres Mall and the Plaza at Green Acres
                  Independent Auditors' Report                             5
                  Statement of Revenues and Certain Expenses for the
                      year ended December 31, 1996 and the six
                      months ended June 30, 1997 and 1996                  6
                  Notes to Financial Statements                            7

            90 Park Avenue
                  Independent Auditors' Report                            10
                  Statements of Revenues and Certain Expenses
                      for the year ended December 31, 1996 and the
                      six months ended June 30, 1997 and 1996             11
                  Notes to Financial Statements                           12

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Arbor Property Trust:

We have audited the statement of revenue and certain expenses of Green Acres Mall and The Plaza at Green Acres (the "Property"), described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K to be filed by Vornado Realty Trust, as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                    /s/ Arthur Andersen LLP



Philadelphia, Pa.,
   September 4, 1997

                  GREEN ACRES MALL AND THE PLAZA AT GREEN ACRES


                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                 (in thousands)



                                                               For the
                                                             Six Months
                                                                Ended              For the
                                                               June 30,          Year Ended
                                                          ------------------     December 31,
                                                           1997       1996          1996
                                                          -------    -------     ------------
                                                              (unaudited)
REVENUE:
     Minimum and percentage rents                         $10,163    $ 9,988       $20,398
     Operating expense reimbursements                       7,619      7,098        15,294
     Other income                                             984        605         1,924
                                                          -------    -------       -------
                  Total revenue                            18,766     17,691        37,616
                                                          -------    -------       -------

CERTAIN EXPENSES:
     Maintenance, payroll and other operating expenses      2,758      3,286         6,647
     Utilities                                                735        695         1,694
     Real estate taxes                                      4,493      4,271         8,768
     Provision for doubtful accounts                          319        177         1,120
                                                          -------    -------       -------
                  Total certain expenses                    8,305      8,429        18,229
                                                          -------    -------       -------

REVENUE IN EXCESS OF
     CERTAIN EXPENSES                                     $10,461    $ 9,262       $19,387
                                                          =======    =======       =======

   The accompanying notes are an integral part of these financial statements.

                                                         TENTATIVE & PRELIMINARY
                                      - 2 -


                  GREEN ACRES MALL AND THE PLAZA AT GREEN ACRES


               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                DECEMBER 31, 1996



1. BASIS OF PRESENTATION:

The statements of revenue and certain expenses reflect the operations of Green Acres Mall and the Plaza at Green Acres (the "Property"), located in Nassau County, New York. The Property is expected to be acquired by an affiliate of Vornado Realty Trust (the "Company") from Arbor Property Trust in December, 1997. The Property has aggregate net rentable area of approximately 1.6 million square feet. These statements of revenue and certain expenses are to be included in a Form 8-K to be filed by the Company, as the above described transaction has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounting records of the Property are maintained in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other administrative costs not directly related to the future operations of the Property.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. The ultimate results could differ from those estimates.

The statements of revenue and certain expenses for the six month periods ended June 30, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenue and certain expenses for the interim periods have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Minimum rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Percentage rents and payments for taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

3. UNUSUAL ITEMS

In the six month period ended June 30, 1997, the Property reversed reserves established in prior years of approximately $279,000 and increased operating expense reimbursement revenue by this amount. The Property plans to reverse a similar amount of reserves in each of the two remaining in 1997.

In the year ended December 31, 1996, the Property reduced accrued rent receivables by $530,000 as a result of certain leases which terminated, and recorded a corresponding charge to the provision for doubtful accounts. In the six month period ended June 30, 1996, the Property changed an estimate related to operating expense reimbursement revenue, resulting in a $480,000 decrease in revenue for this period.

4. LEASING ARRANGEMENTS

The Property as Lessor

The Property is leased to approximately 200 tenants, generally under non-cancelable operating leases. The leases generally provide for minimum rentals, plus percentage rental based upon the retail stores' sales volume. Percentage rentals were $1,803,000 for the year ended December 31, 1996 and were $841,000 (unaudited) and $853,000 (unaudited) for the six month periods ended June 30, 1997 and 1996 respectively. In addition, the tenants pay certain utility charges, and for most leases, reimburse their proportionate share of real estate taxes and common area expenses.

Future minimum rentals under existing leases at December 31, 1996 are as follows:

       Years Ending December 31,                              Amount
       -------------------------                          -------------
               1997                                       $  17,211,000
               1998                                          16,918,000
               1999                                          16,727,000
               2000                                          15,894,000
               2001                                          14,498,000
               Thereafter                                    82,009,000
                                                          -------------
                                                          $ 163,257,000
                                                          =============

As of December 31, 1996, sublease agreements have been signed with certain tenants of the Plaza at Green Acres, which generally provide for rentals based on a percentage of sales in addition to base rental. Sublease income of $35,752,000 will be received over the remaining terms of such subleases, and is included in the future minimum rentals table presented above. Such sublease income totaled $2,409,000 for the year ended December 31, 1996.

Property as Lessee

The Plaza at Green Acres (the "Plaza") is the lessee under a 30-year ground lease (with three six-year renewal options) in favor of an unrelated third party. In addition to specified rents, the Plaza lease requires the lessee to pay property taxes, insurance, operating expenses and additional rentals based on a percentage of revenues generated by the operations of the Plaza. No such additional rentals were paid in 1996. In accordance with generally accepted accounting principles, the portion of the lease related to the building is accounted for as a capital lease while the portion related to the land is accounted for as an operating lease.

The following is a schedule of future minimum lease payments under this lease as of December 31, 1996:

                             Capital             Operating
                              Lease                Lease
                            Component            Component              Total
                           -----------          -----------          -----------
1997                       $   702,000          $   788,000          $ 1,490,000
1998                           707,000              793,000            1,500,000
1999                           707,000              793,000            1,500,000
2000                           707,000              793,000            1,500,000
2001                           707,000              793,000            1,500,000
Thereafter                  26,610,000           29,890,000           56,500,000
                           -----------          -----------          -----------
                           $30,140,000          $33,850,000          $63,990,000
                           ===========          ===========          ===========

For the year ended December 31, 1996, total rental expense for the operating lease portion of this lease was $724,000, and for the six month periods ended June 30, 1997 and 1996 such rentals were $309,000 (unaudited) and $363,000 (unaudited), respectively.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of Vornado Realty Trust

         We have audited the statement of revenues and certain expenses of Ninety Park Avenue, as described in Note 1 for the year ended December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statement of revenues and certain expenses was prepared in compliance with the rules and regulations of the Securities and Exchange Commission, and as described in Note 1, is not intended to be a complete presentation of Ninety Park Avenue's revenue and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the statement of revenues and certain expenses of Ninety Park Avenue as described in Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 11, 1997

                               NINETY PARK AVENUE
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                                 (in thousands)

                                                                             For the
                                            For the Six Months Ended          Year
                                          ----------------------------        Ended
                                          June 30, 1997  June 30, 1996   December 31, 1996
                                          -------------  -------------   -----------------
                                           (unaudited)    (unaudited)
REVENUES:
         Base rent                           $12,418       $12,597           $25,173
         Tenant recoveries                     2,975         3,158             6,543
         Other income                            264           402               599
                                             -------       -------           -------
                Total Revenues                15,657        16,157            32,315
                                             -------       -------           -------

CERTAIN EXPENSES:
         Real estate taxes                     3,261         3,128             6,256
         Repairs & maintenance                   398           335               671
         Cleaning                                864           854             1,708
         Professional fees                       279           184               368
         Utilities                             1,163         1,399             2,799
         Insurance                                83           136               272
         Management fee                           53            53               105
         Payroll                                 294           364               728
         Administrative                           25           111               222
                                             -------       -------           -------
                Total Certain Expenses         6,420         6,564            13,129
                                             -------       -------           -------

REVENUES IN EXCESS OF
          CERTAIN EXPENSES                   $ 9,237       $ 9,593           $19,186
                                             =======       =======           =======

See notes to Statements of Revenues and Certain Expenses.

                               NINETY PARK AVENUE
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES



Note 1 - ORGANIZATION AND BASIS OF PRESENTATION

Ninety Park Avenue is an office building located at 90 Park Avenue, New York, N.Y. (the "Property"). The Property was owned and operated by Carol Management Corporation ("CMC"), Howard Kaskel, Anita Kaskel, Roe and Carole Schragis as tenants-in-common. As of August 19, 1996, the owners each transferred their interests in the Property to wholly-owned Limited Liability Companies (LLCs). The new owners are SBK Realty Holdings LLC, Pine Real Estate LLC, Dolphin Realty LLC, and Tulip Holdings LLC.

The statements of revenues and certain expenses reflect the operations of the Property. The Property has aggregate net rentable area of approximately 875,000 square feet (96% leased as of December 31, 1996.)

The accounting records of the Property are maintained in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, certain professional fees, and other costs not directly related to the future operations of the Property.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

The statements of revenues and certain expenses for the six month periods ended June 30, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenue and certain expenses for the interim periods have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Differences between the straight-line rent and amounts currently due amounted to $234,000 for the year ended December 31, 1996, and $235,000 and $160,000 for the six month periods ended June 30, 1997 and 1996, respectively, and are included in base rent on the accompanying statements of revenues and certain expenses. Escalation rents based upon payments for taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

Note 3 - RELATED PARTY TRANSACTIONS

Doral Sports Training Center, an entity related to the Tenancy-In-Common, occupies space at Ninety Park Avenue on a month-to-month basis. Rental income from this affiliate for the year ended December 31, 1996 aggregated approximately $132,300.


Note 4 - OPERATING LEASES

The Tenancy-In-Common leases office space to various tenants with lease terms expiring in various years through 2015. Approximately 55% of total rental income was earned from one tenant in the building. The following is a schedule, by years, of the approximate minimum future rentals required under these operating leases as of December 31, 1996:

                 Year Ending
                 December 31,                       Amount
                 ------------                   -------------
                     1997                       $  24,350,000
                     1998                          24,559,000
                     1999                          23,717,000
                     2000                          22,405,000
                     2001                          22,383,000
                  Thereafter                      204,379,000
                                                -------------
                     Total                      $ 321,793,000
                                                =============

(b) Pro forma financial information                                       Page
                                                                       Reference
                                                                       ---------
        Condensed Consolidated Pro forma Balance Sheet
             as at June 30, 1997                                           15
        Condensed Consolidated Pro forma Income Statement
             for the six months ended June 30, 1997                        16
        Condensed Consolidated Pro forma Income Statement
             for the year ended December 31, 1996                          18
        Notes to Condensed Consolidated Pro forma Financial
             Statements                                                    20

        Mendik Transaction Only
        Condensed Consolidated Pro forma Income Statement for
             the six months ended June 30, 1997                            21
        Notes to Condensed Consolidated Pro forma Income
             Statement for the six months ended June 30, 1997              23
        Condensed Consolidated Pro forma Income Statement
             for the year ended December 31, 1996                          24
        Notes to Condensed Consolidated Pro forma Income
             Statement for the year ended December 31, 1996                26

        The unaudited condensed consolidated pro forma financial information attached presents (i) the condensed consolidated pro forma statement of income for Vornado Realty Trust for the year ended December 31, 1996 and the six months ended June 30, 1997, as if the restructuring of the 90 Park Avenue mortgage and the $185,000,000 purchase price therefor and the merger with Arbor Property Trust had occurred on January 1, 1996 and (ii) the condensed consolidated pro forma balance sheet of Vornado Realty Trust as of June 30, 1997, as if the 90 Park Avenue and Arbor Property Trust transactions had occurred on June 30, 1997.

        The "Vornado/Mendik" column included in the pro forma statements of income for the year ended December 31, 1996 and the six months ended June 30, 1997 reflects the April 1997 acquisition of interests in all or a portion of seven Manhattan office buildings and a management company (the "Mendik Transaction") as if it had occurred on January 1, 1996. The pro forma financial information relating to this transaction was previously filed with the Securities and Exchange Commission.

        The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what Vornado Realty Trust's actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent Vornado Realty Trust's results of operations or financial position for any future period. The results of operations for the period ended June 30, 1997 are not necessarily indicative of the operating results for the full year.

        The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in Vornado's consolidated financial statements and notes thereto included in Vornado's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and the Quarterly Report on Form 10-Q for the period ended June 30, 1997 and the financial statements of the significant entities involved in the Mendik Transaction previously included in the Company's Current Report on Form 8-K, dated March 12, 1997, as amended and the financial statements of 90 Park Avenue and Green Acres Mall and the Plaza at Green Acres included herein. In management's opinion, all adjustments necessary to reflect the transactions have been made.

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                  JUNE 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                               HISTORICAL
                                               HISTORICAL   ARBOR PROPERTY      PRO FORMA           COMPANY
                                                VORNADO          TRUST         ADJUSTMENTS         PRO FORMA
                                              -----------     -----------      -----------        -----------
ASSETS:
    Real estate, net                          $   888,027     $   141,898      $   185,000 (A)    $ 1,300,750
                                                                                   102,100 (B)
                                                                                   (16,275)(B)
    Cash and cash equivalents                     260,485                                             260,485
    Investment in and advances to
       Alexander's, Inc.                          108,100                                             108,100
    Investment in partnerships                     38,275                                              38,275
    Investment in and advances to
       management companies                        13,008                                              13,008
    Officer's deferred compensation
       expense                                     10,419                                              10,419
    Mortgage loans receivable                     243,001                         (185,000)(A)         58,001
    Receivable arising from straight-
       lining of rents                             19,619                                              19,619
    Other assets                                   65,362          13,180                              78,542
                                              -----------     -----------      -----------        -----------
                                              $ 1,646,296     $   155,078      $    85,825        $ 1,887,199
                                              ===========     ===========      ===========        ===========

LIABILITIES:
    Notes and mortgages payable               $   862,883     $   124,873                         $   987,756
    Deferred leasing fee income                    10,550                                              10,550
    Officer's deferred compensation
       payable                                     25,000                                              25,000
    Other liabilities                              30,429          13,930                              44,359
                                              -----------     -----------      -----------        -----------
                                                  928,862         138,803               --          1,067,665
                                              -----------     -----------      -----------        -----------
Minority interest of unitholders in the
    Operating Partnership                         178,093              --               --            178,093
                                              -----------     -----------      -----------        -----------

EQUITY                                            539,341          16,275          102,100 (B)        641,441
                                                                                   (16,275)(B)
                                              -----------     -----------      -----------        -----------
                                              $ 1,646,296     $   155,078      $    85,825        $ 1,887,199
                                              ===========     ===========      ===========        ===========

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            VORNADO/       HISTORICAL      HISTORICAL
                                                             MENDIK      ARBOR PROPERTY     90 PARK       PRO FORMA        COMPANY
                                                          PRO FORMA(1)        TRUST          AVENUE      ADJUSTMENTS      PRO FORMA
                                                            ---------       ---------       ---------     ---------       ---------
 REVENUES:
      Property rentals                                      $ 100,174       $  11,147       $  12,418                     $ 123,739
      Expense reimbursements                                   18,069           7,619           2,975                        28,663
      Other income                                              1,892                             264                         2,156
                                                            ---------       ---------       ---------                     ---------
                                                              120,135          18,766          15,657                       154,558
                                                            ---------       ---------       ---------                     ---------
 EXPENSES:
      Operating                                                39,463           8,305           6,420                        54,188
      Depreciation and amortization                            13,479                                     $   3,129 (C)      16,608
      General and administrative                                5,825                                                         5,825
      Amortization of officer's deferred
        compensation expense                                   12,498                                                        12,498
                                                            ---------       ---------       ---------     ---------       ---------
                                                               71,265           8,305           6,420         3,129          89,119
                                                            ---------       ---------       ---------     ---------       ---------
 Operating income                                              48,870          10,461           9,237        (3,129)         65,439
      Income applicable to Alexander's                          2,842                                                         2,842
      Equity in net income of management companies              1,484                                                         1,484
      Equity in net income of investees                           920                                                           920
      Interest income on mortgage loans receivable              4,305                                        (3,045)(D)       1,260
      Interest and dividend income                              7,673                                                         7,673
      Interest and debt expense                               (20,780)                                       (4,410)(E)     (29,745)
                                                                                                             (4,555)(F)
      Net gain on marketable securities                           579                                                           579
      Minority interest of unitholders in the
        Operating Partnership                                  (5,184)                                                       (5,184)
                                                            ---------       ---------       ---------     ---------       ---------
 Net income                                                    40,709          10,461           9,237       (15,139)         45,268
 Preferred stock dividends                                     (9,992)                                                       (9,992)
                                                            ---------       ---------       ---------     ---------       ---------
 Net income applicable to common shares                     $  30,717       $  10,461       $   9,237     $ (15,139)      $  35,276
                                                            =========       =========       =========     =========       =========
 Net income per common share, based on
      26,718,841 and 28,217,382 shares, respectively        $    1.14                                                     $    1.25
                                                            =========                                                     =========

 OTHER DATA:
 Funds from Operations ("FFO") (2):
 Net income applicable to common shares                     $  30,717       $  10,461       $   9,237     $ (15,139)      $  35,276
 Depreciation and amortization of real property                10,438                                         3,129          13,567
 Straight-lining of property rentals for rent escalations        (938)           (225)           (235)                       (1,398)
 Leasing fees received in excess of income
 recognized                                                     2,383                                                         2,383
 Proportionate share of adjustments to income
 from equity investments to arrive at FFO                       1,719                                                         1,719
 Non-recurring lease cancellation income and write-off
      of related costs                                        (11,581)                                                      (11,581)
                                                            ---------       ---------       ---------     ---------       ---------
                                                            $  32,738       $  10,236       $   9,002     $ (12,010)      $  39,966
                                                            =========       =========       =========     =========       =========

CASH FLOW PROVIDED BY (USED) IN:
       Operating activities                                 $  53,714       $   9,424       $  12,678     $ (12,010)      $  63,806
       Investing activities                                 $(964,103)      $      --       $      --     $      --       $(964,103)
       Financing activities                                 $ 975,383       $      --       $      --     $      --       $ 975,383

----------
(1) See Condensed Consolidated Pro Forma Income Statement for the Six Months Ended June 30, 1997 on page 21.

(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       VORNADO/       HISTORICAL    HISTORICAL
                                                        MENDIK      ARBOR PROPERTY    90 PARK     PRO FORMA        COMPANY
                                                     PRO FORMA(1)        TRUST        AVENUE     ADJUSTMENTS      PRO FORMA
                                                       ---------        -------       -------     ---------       ---------
REVENUES:
    Property rentals                                   $ 181,712        $22,322       $25,173                     $ 229,207
    Expense reimbursements                                40,195         15,294         6,543                        62,032
    Other income                                           2,819                          599                         3,418
                                                       ---------        -------       -------                     ---------
                                                         224,726         37,616        32,315                       294,657
                                                       ---------        -------       -------                     ---------
EXPENSES:
    Operating                                             83,180         18,229        13,129                       114,538
    Depreciation and amortization                         35,559                                  $   6,257 (C)      41,816
    General and administrative                             8,162                                                      8,162
    Amortization of officer's deferred compensation
       expense                                             2,083                                                      2,083
                                                       ---------        -------       -------     ---------       ---------
                                                         128,984         18,229        13,129         6,257         166,599
                                                       ---------        -------       -------     ---------       ---------
Operating income                                          95,742         19,387        19,186        (6,257)        128,058
    Income applicable to Alexander's                       7,956                                                      7,956
    Equity in net income of management companies           3,326                                                      3,326
    Equity in net income of investees                      3,418                                                      3,418
    Interest income on mortgage note receivable            2,579                                                      2,579
    Interest and dividend income                           5,667                                                      5,667
    Interest and debt expense                            (31,708)                                   (12,775)(E)     (53,940)
                                                                                                     (9,457)(F)
    Net gain on marketable securities                        913                                                        913
    Minority interest of unitholders in the
      Operating Partnership                              (10,372)                                                   (10,372)
                                                       ---------        -------       -------     ---------       ---------
Net income                                                77,521         19,387        19,186       (28,489)         87,605
Preferred stock dividends                                (19,800)                                                   (19,800)
                                                       ---------        -------       -------     ---------       ---------
Net income applicable to common shares                 $  57,721        $19,387       $19,186     $ (28,489)      $  67,805
                                                       =========        =======       =======     =========       =========
Net income per common share, based on
    24,603,442 and 26,101,983 shares, respectively     $    2.35                                                  $    2.60
                                                       =========                                                  =========

OTHER DATA:
Funds from Operations (2):
    Net income applicable to common shares             $  57,721        $19,387       $19,186     $ (28,489)      $  67,805
    Depreciation and amortization of real property        34,553                                      6,257          40,810
    Straight-lining of property rent escalations         (11,530)          (396)         (234)                      (12,160)
    Leasing fees received in excess of income
       recognized                                          1,805                                                      1,805
    Proportionate share of adjustments to income
       from equity investments to arrive at FFO               17                                                         17
                                                       ---------        -------       -------     ---------       ---------
                                                       $  82,566        $18,991       $18,952     $ (22,232)      $  98,277
                                                       =========        =======       =======     =========       =========

CASH FLOW PROVIDED BY (USED) IN:
      Operating activities                             $ 109,377        $22,551       $18,952     $ (15,975)      $ 134,905
      Investing activities                             $(321,988)       $    --       $    --     $(185,000)      $(506,988)
      Financing activities                             $ 243,457        $    --       $    --     $ 185,000       $ 428,457

----------
(1) See Condensed Consolidated Pro Forma Income Statement for the Year Ended December 31, 1996 on page 24.

(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ARBOR ACQUISITION:

         The Arbor acquisition will be recorded under "purchase accounting". The total purchase price is comprised of:

             Issuance of Vornado
             Realty
                 Trust common shares          $ 102,100
             Debt                               124,873
                                              ---------
                                              $ 226,973
                                              =========

The purchase cost has been allocated in the pro forma financial statements to real estate.

         The pro forma financial statements assume that Arbor shareholders elect to exchange their common shares entirely for common shares of Vornado Realty Trust. For purposes of comparison, if 50% of Arbor shareholders elect to receive Series A Convertible Preferred Shares of Vornado Realty Trust in lieu of common shares of Vornado Realty Trust, income applicable to common shares would be $33,739 and $64,732 or $ 1.23 and $ 2.55 per share for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.


90 PARK AVENUE:

         The restructuring of the 90 Park Avenue mortgage is reflected in the pro forma financial statements by reclassifying such investment as real estate. The Historical Vornado column in the Condensed Consolidated Pro Forma Balance Sheet includes the $185,000 purchase price for such mortgage as part of mortgage loans receivable.


FOOTNOTES:

(A) Reclassification of investment in 90 Park Avenue to real estate.

(B) Assumed issuance of 1,498,541 common shares, with a fair value of $102,100 (based on an average price of $68.133 per share), in exchange for all of the common shares of Arbor.

(C) Depreciation based on allocation of the Arbor purchase price and the reclassification of the 90 Park Avenue investment to real estate.

(D) Elimination of interest income earned on mortgage loan receivable from 90 Park Avenue for the period from May 7, 1997 (date of acquisition) to June 30, 1997.

(E) Reflects interest expense of $4,410 and $12,775 for the six months ended June 30, 1997 (January 1, 1997 to May 6, 1997) and for the year ended December 31, 1996, respectively, on the 90 Park Avenue investment of $185,000, based on an average interest rate of approximately 7.0%.

(F) Reflects interest expense of $4,555 and $9,457 for the six months ended June 30, 1997 and for the year ended December 31, 1996, respectively, on Arbor debt.

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            HISTORICAL
                                                                              MENDIK                           VORNADO/
                                                            HISTORICAL    JANUARY 1, 1997     PRO FORMA          MENDIK
                                                              VORNADO    TO APRIL 14, 1997   ADJUSTMENTS       PRO FORMA
                                                             ---------       ---------        ---------        ---------
 REVENUES:
      Property rentals                                       $  63,471       $  34,928        $   1,775 (A)    $ 100,174
      Expense reimbursements                                    15,161           2,908                            18,069
      Other income                                               1,327           3,187           (2,622)(B)        1,892
                                                             ---------       ---------        ---------        ---------
                                                                79,959          41,023             (847)         120,135
                                                             ---------       ---------        ---------        ---------
 EXPENSES:
      Operating                                                 26,658          12,805                            39,463
      Depreciation and amortization                              8,429           4,682              368 (C)       13,479
      General and administrative                                 4,748           2,684           (1,607)(B)        5,825
      Amortization of officer's deferred
        compensation expense                                    12,498                                            12,498
                                                             ---------       ---------        ---------        ---------
                                                                52,333          20,171           (1,239)          71,265
                                                             ---------       ---------        ---------        ---------
 Operating income                                               27,626          20,852              392           48,870
      Income applicable to Alexander's                           2,842                                             2,842
      Equity in net income of management companies                 520                              964 (B)        1,484
      Equity in net income of investees                            282             362              276 (D)          920
      Interest income on mortgage loans receivable               4,305                                             4,305
      Interest and dividend income                               6,774             899                             7,673
      Interest and debt expense                                (17,350)         (7,967)           4,537 (E)      (20,780)
      Net gain on marketable securities                            579                                               579
      Minority interest of unitholders in the
        Operating Partnership                                   (2,100)                          (3,084)(F)       (5,184)
                                                             ---------       ---------        ---------        ---------
 Net income                                                     23,478          14,146            3,085           40,709
 Preferred stock dividends                                      (4,855)                          (5,137)(G)       (9,992)
                                                             ---------       ---------        ---------        ---------
 Net income applicable to common shares                      $  18,623       $  14,146        $  (2,052)       $  30,717
                                                             =========       =========        =========        =========
 Net income per common share, based on
      26,718,841 shares                                      $    0.70                                         $    1.14
                                                             =========                                         =========

 OTHER DATA:
 Funds from Operations (1):
 Net income applicable to common shares                      $  18,623       $  14,146        $  (2,052)       $  30,717
 Depreciation and amortization of real property                  7,857           2,581              368           10,438
 Straight-lining of property rentals for rent escalations       (2,567)          1,629           (1,775)            (938)
 Leasing fees received in excess of income
      recognized                                                 2,383                                             2,383
 Proportionate share of adjustments to net income
      of investees to arrive at funds from operations              887             832                             1,719
 Non-recurring lease cancellation income and write-off
      of related costs                                                         (11,581)                          (11,581)
                                                             ---------       ---------        ---------        ---------
                                                             $  27,183       $   7,607        $  (3,459)       $  32,738
                                                             =========       =========        =========        =========

CASH FLOW PROVIDED BY (USED) IN:
       Operating activities                                  $  50,989       $    (671)       $   3,396        $  53,714
       Investing activities                                  $(629,813)      $  (5,652)       $(328,638)       $(964,103)
       Financing activities                                  $ 688,954       $  (3,858)       $ 290,287        $ 975,383

----------
(1) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

           NOTES TO CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


(A) To adjust rentals for the period from January 1, 1997 to April 14, 1997 arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable leases.

(B) To reflect adjustments required to record the Company's investment in the Mendik management company for the period from January 1, 1997 to April 14, 1997 under the equity method of accounting.

(C) Increase in depreciation for the period from January 1, 1997 to April 14, 1997 due to allocation of purchase price.

(D) Increase in equity in investees for the period from January 1, 1997 to April 14, 1997 due to net decrease in interest expense on refinanced debt.

(E) Reflects decrease in interest expense and loan cost amortization for the period from January 1, 1997 to April 14, 1997 resulting from the reduction and refinancing of debt.

(F) To reflect preferential distributions for the period from January 1, 1997 to April 14, 1997.

(G) To reflect preferred stock dividends at a rate of 6.50% plus amortization of the underwriting discount for the period from January 1, 1997 to April 14, 1997 on the proportionate number of Series A Preferred Shares used to fund the acquisition.

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                                        VORNADO/
                                                                HISTORICAL      HISTORICAL          PRO FORMA            MENDIK
                                                                  VORNADO         MENDIK           ADJUSTMENTS         PRO FORMA
                                                                 ---------       ---------          ---------          ---------
REVENUES:
    Property rentals                                             $  87,424       $  87,261          $   7,071 (A)      $ 181,712
                                                                                                          (44)(B)
    Expense reimbursements                                          26,644          13,551                                40,195
    Other income                                                     2,819           5,378             (5,378)(B)          2,819
                                                                 ---------       ---------          ---------          ---------
                                                                   116,887         106,190              1,649            224,726
                                                                 ---------       ---------          ---------          ---------
EXPENSES:
    Operating                                                       36,412          46,691                (39)(B)         83,180
                                                                                                          116 (F)
    Depreciation and amortization                                   11,589          14,133               (144)(B)         35,559
                                                                                                        9,981 (D)
    General and administrative                                       5,167           6,783             (3,788)(B)          8,162
    Amortization of officer's deferred compensation
       expense                                                       2,083                                                 2,083
                                                                 ---------       ---------          ---------          ---------
                                                                    55,251          67,607              6,126            128,984
                                                                 ---------       ---------          ---------          ---------
Operating income                                                    61,636          38,583             (4,477)            95,742
    Income applicable to Alexander's                                 7,956                                                 7,956
    Equity in net income of management companies                     1,855                              1,471 (B)          3,326
    Equity in net income of investees                                                1,663              1,755 (G)          3,418
    Interest income on mortgage note receivable                      2,579                                                 2,579
    Interest and dividend income                                     3,151           2,536                (20)(B)          5,667
    Interest and debt expense                                      (16,726)        (23,998)             9,016 (C)        (31,708)
    Net gain on marketable securities                                  913                                                   913
    Minority interest of unitholders in the
      Operating Partnership                                             --              --            (10,372)(H)        (10,372)
                                                                 ---------       ---------          ---------          ---------
Net income                                                          61,364          18,784             (2,627)            77,521
Preferred stock dividends                                               --              --            (19,800)(E)        (19,800)
                                                                 ---------       ---------          ---------          ---------
Net income applicable to common shares                           $  61,364       $  18,784          $ (22,427)         $  57,721
                                                                 =========       =========          =========          =========
Net income per common share, based on
    24,603,442 shares                                            $    2.49                                             $    2.35
                                                                 =========                                             =========

OTHER DATA:
Funds from Operations (1):
    Net income applicable to common shares                       $  61,364       $  18,784          $ (22,427)         $  57,721
    Depreciation and amortization of real                           10,583          14,133              9,837             34,553
    property
    Straight-lining of property rent escalations                    (2,676)         (1,783)            (7,071)           (11,530)
    Leasing fees received in excess of income
       recognized                                                    1,805                                                 1,805
    Proportionate share of adjustments to income
       from equity investments to arrive at FFO                     (1,760)          2,747               (970)                17
                                                                 ---------       ---------          ---------          ---------
                                                                 $  69,316       $  33,881          $ (20,631)         $  82,566
                                                                 =========       =========          =========          =========

CASH FLOW PROVIDED BY (USED) IN:
      Operating activities                                       $  70,703       $  29,267          $   9,407          $ 109,377
      Investing activities                                       $  14,912       $  (8,262)         $(328,638)         $(321,988)
      Financing activities                                       $ (15,046)      $ (11,706)         $ 270,209          $ 243,457

----------
(1) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

           NOTES TO CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                       FOR THE YEAR ENDED DECEMBER 31,1996
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(A) To adjust rentals arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable leases.

(B) To reflect adjustments required to record the Company's investment in the Mendik management company under the equity method of accounting.

(C) Reflects decrease in interest expense and loan cost amortization resulting from the reduction and refinancing of debt.

(D) Increase in depreciation due to preliminary allocation of purchase price.

(E) To reflect preferred stock dividends at a rate of 6.50% plus amortization of the underwriting discount on the proportionate number of Series A Preferred Shares used to fund the acquisition.

(F) Increase in operating expenses due to contract changes.

(G) Increase in equity in investees, due to net decrease in interest expense on refinanced debt.

(H) To reflect preferential distributions.

                              VORNADO REALTY TRUST


                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    VORNADO REALTY TRUST
                                   ----------------------
                                        (Registrant)



Date: September 10, 1997            /s/ Joseph Macnow
                                   ----------------------
                                       JOSEPH MACNOW
                                       Vice President,
                                   Chief Financial Officer